As filed with the Securities and Exchange Commission on July 1, 2026.

Registration Statement No. 333-292514

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUMULUSAI, INC.

(Exact name of registrant as specified in its charter)

Georgia	7374	92-2681813
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

817 W Peachtree Street NW, Suite 935

Atlanta, Georgia 30308

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Maniscalco

Chief Executive Officer

817 W Peachtree Street NW, Suite 935

Atlanta, Georgia 30308

(877) 420-9242

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick Pazderka, Esq.

Emily Humbert, Esq.

Fox Rothschild LLP

City Center

33 S. Sixth Street, Suite 3600

Minneapolis, Minnesota 55402

(612) 607-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

QumulusAI, Inc. (the “Company”) is filing this Amendment No. 7 (this “Amendment”) to its registration statement on Form S-1 (as amended, the “Registration Statement”) as an exhibit-only filing to file Exhibit 21.1, Exhibit 24.1 and Exhibit 107 to the Registration Statement. Accordingly, this Amendment consists of only the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, Exhibit 21.1, Exhibit 24.1, and Exhibit 107. The prospectus contained in the Registration Statement is unchanged and has been omitted. All terms capitalized but not defined herein have the meanings given to them in the Registration Statement.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of our common stock being registered. All the amounts shown are estimates except the SEC registration fee and the listing fee for the Nasdaq Global Market.

Amount to be paid
SEC registration fee	$170,567
Nasdaq listing fee	25,000
Accounting fees and expenses	150,000
Legal fees and expenses	800,000
Printing and engraving expenses	27,000
Miscellaneous	—
Total	$1,172,567

Item 14. Indemnification of Directors and Officers

Georgia Business Corporation Code

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “GBCC”) provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the GBCC for which he was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Section 14-2-852 of the GBCC provides that to the extent that a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection with the proceeding.

Pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance of expenses in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC.

Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, resolution of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Section 14-2-858 of the GBCC permits us to purchase and maintain insurance on behalf of our directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether we would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

Charter

The Company’s Charter provides that, to the full extent that the GBCC permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for conduct as a director.

Bylaws

The Company’s Bylaws provide that any person, their heirs, executors, or administrators, may be indemnified or reimbursed by the Company to the fullest extent of the GBCC for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person shall be made a party by reason of the fact that such person is or was a director, trustee, officer, employee, or agent of the Company, or that such person is or was serving, at the request of the Company, as a director, trustee, officer, employee, or agent of any other enterprise.

Indemnification Agreements

We intend to enter into separate indemnification agreements with our directors and certain officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law, our Charter or our Bylaws.

Insurance Policies

We currently maintain a private D&O insurance policy and intend to purchase a public D&O insurance policy in connection with the direct listing that will insure our directors and officers against certain liabilities incurred by them in the discharge of their functions as directors and officers.

The foregoing description of the GBCC, our Charter and our Bylaws is only a summary and is qualified in its entirety by the full text of each of the foregoing.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued unregistered securities as outlined below. Unless otherwise specifically noted, no commissions were paid in connection with the issuances described below and each issuance was effected pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering, and/or Regulation D promulgated thereunder. In all issuances described below, the Company took appropriate measures to restrict transfer of the securities.

(1)

From March 31, 2023 to March 31, 2026, the Company issued incentive stock options to purchase 582,010 shares of the Company’s common stock and nonqualified stock options to purchase 476,897 shares of the Company’s common stock under the Global Digital Holdings, Inc. 2022 Option Plan to employees, directors, consultants and advisors. Options were granted in reliance on Rule 701 or Section 4(a)(2) of the Securities Act. Options were issued with exercise prices ranging from $0.75 to $10.80 and individual vesting schedules.

(2)

From March 31, 2023 to March 31, 2026, the Company issued warrants to purchase 675,182 shares of the Company’s common stock to accredited investors. 48,218 warrants were issued to investors purchasing shares in the Company’s private placements; 70,877 warrants were issued as lease consideration pursuant to the Company’s equipment leases with certain Alder entities; 97,103 warrants were issued as consideration for the payoff of such equipment leases; 9,334 warrants were issued in consideration for the amendment and restatement of the Company’s line of credit with Trailhead Growth, LP; 67,386 warrants were issued in consideration for the conversion of outstanding debt; 300,991 warrants were issued in consideration for various professional services rendered to the Company; 67,181 warrants were issued as consideration for assistance with the Company’s capital raising efforts; and 13,334 warrants were issued as consideration for the purchase of miners; and 758 warrants were issued as consideration for a new limited partner investor in ATFP Cloud SPV 1, LP. Warrants were issued with exercise prices ranging from $0.03 to $10.80. All warrants vested immediately except for a warrant to purchase 23,411 shares, 54% of which vested immediately and the remainder of which vested in equal installments over 36 months thereafter

(3)	From November 2023 through January 2025, the Company issued 9,103,000 shares of Series D Preferred Stock at a price of $1.00 per share to accredited investors in a private placement.

(4)

In March 2024, TCM issued a $3 million convertible note to accredited investors, which converted into three million shares of preferred stock. On July 1, 2024, a portion of the convertible note converted into 1,356,676 shares of TCM preferred stock. The remainder will convert at maturity, as adjusted for any portion of the note paid.

(5)

On April 1, 2025, the Company entered into Contribution and Exchange Agreements, as amended, with shareholders of TCM, pursuant to which each TCM shareholder contributed all outstanding equity securities in TCM to the Company in exchange for equity securities of the Company. As a result, TCM became a wholly owned subsidiary of the Company, with 75% of the Company’s capital stock held by Company shareholders and 25% of the Company’s capital stock held by former TCM shareholders. As adjusted to give effect to the Conversion or the Reverse Stock Split, the total acquisition consideration was $39,350,572, which was comprised of 2,574,718 shares of QumulusAI’s common stock and 1,432,182 shares of QumulusAI’s Series D Preferred Stock (with a total fair value of $20,250,013), options to purchase 668,392 shares of the Company’s common stock to replace TCM options with an exercise price of $0.23 per share that vest according to individual vesting schedules (with a total fair value of $1,883,995), and the fair value of the Company’s prior investment in TCM (with a total fair value of $17,216,604).

(6)	On May 23, 2025, the Company settled $93,333 in principal outstanding under convertible promissory notes through the issuance of 84,756 shares of its Series D Preferred Stock to accredited investors.

(7)

On September 5, 2025, the Company settled $473,331 in principal outstanding under convertible promissory notes through the issuance of 429,836 shares of Series D Preferred Stock to accredited investors.

(8)

On September 30, 2025, in connection with the conversion of all outstanding series of preferred stock into common stock, the Company issued 11,790,879 shares of common stock to existing shareholders in exchange for the cancellation of their shares of preferred stock.

(9)	From August 1, 2025 through May 25, 2026, the Company issued 870,954 shares of common stock to accredited investors upon the exercise warrants at exercise prices ranging from $0.03 to $6.42 per share.

(10)

On August 1, 2025, September 1, 2025, and October 17, 2025, the Company issued an aggregate of 193,650 shares of common stock to certain accredited investors in settlement of $2,203,937 of lease liability.

(11)	From July 1, 2025 through March 9, 2026, QumulusAI issued 2,661,142 shares of common stock at a price of $10.80 per share to accredited investors in a private placement.

(12)	On October 1, 2025, in exchange for its ownership interests in QAI Moon, QumulusAI issued 19,723 common shares valued at $10.80 per share for a total value of $213,000.

(13)	From March 10, 2026 through March 31, 2026, QumulusAI issued 2,160 shares of common stock at a price of $23.15 per share to accredited investors in a private placement.

(14)

On May 1, 2026, QumulusAI issued a warrant to purchase 86,393 shares of common stock to a commercial partner that qualifies as an accredited investor in connection with the parties’ entry into a Commercial Infrastructure Supply and Sales Agreement. The warrants have an exercise price of $23.15. Fifty percent of the underlying shares will vest in six equal monthly installments beginning May 1, 2026, and the remaining shares will vest in 18 equal monthly installments beginning on November 1, 2026.

(15)	On May 29, 2026, QumulusAI issued 156,768 shares of common stock at a price of $23.15 per share to accredited investors in a private placement.

(16)

On June 1, 2026, QumulusAI issued a warrant to purchase 5,295 shares of common stock to a commercial partner that qualifies as an accredited investor in connection with the parties’ entry into a Pre-Development Agreement. The warrants have an exercise price of $23.15. One-half of the underlying shares vested on June 1, 2026 and the remaining one-half will vest in three equal monthly installments beginning on July 1, 2026.

(17)	From June 18, 2026 through June 19, 2026, QumulusAI issued 10,800 shares of common stock at a price of $23.15 per share to accredited investors in a private placement.

Item 16.         Exhibits and Financial Statement Schedules

(a)         Exhibits

Exhibit No.	Description
2.1+	Limited Liability Company Interest Purchase Agreement between 10x Digital Infrastructure LLC D/B/A 10x Capital, SPRE Tulsa OK, LLC and Bishops Bowl Capital, LLC, dated January 12, 2026

2.2+

First Amendment to Limited Liability Company Interest Purchase Agreement between 10x Digital Infrastructure LLC D/B/A 10x Capital, SPRE Tulsa OK, LLC and Bishops Bowl Capital, LLC, dated February 12, 2026

3.1+	Amended and Restated Articles of Incorporation of QumulusAI, Inc.

3.2+	Form of Second Amended and Restated Articles of Incorporation of QumulusAI, Inc.

3.3+	Second Amended and Restated Bylaws of QumulusAI, Inc.

4.1(1)+	Form of Registration Rights Agreement by and among QumulusAI, Inc. and the undersigned buyers, dated March 26, 2026

4.2(1)+	Form of Registration Rights Agreement by and among QumulusAI, Inc. and the undersigned buyers, dated June 2026

5.1+	Opinion of Fox Rothschild LLP

10.1(1)+	Amended and Restated Hosting Service Agreement between SPRE Watonga OK, LLC and Cerberus Digital, LLC dated April 24, 2024

10.2(1)+	Amended and Restated Bitcoin Miner Hosting Agreement between SPRE Watonga OK, LLC and Fortitude Mining, LLC dated February 4, 2026

10.3(1)+	Amended and Restated Bitcoin Miner Hosting Agreement between SPRE Watonga OK, LLC and Fortitude Mining, LLC dated February 4, 2026

10.4	[Intentionally Omitted]

10.5	[Intentionally Omitted]

10.6+	QumulusAI Marketplace Agreement between The Cloud Minders Inc. and Hydra Host, Inc. dated May 9, 2025.

10.7+	QumulusAI Customer Agreement between The Cloud Minders Inc. and Procon Analytics, LLC dated May 7, 2025.

10.8	[Intentionally Omitted]

10.9+	Master Service Agreement between The Cloud Minders, Inc. and Performiv LLC dated October 31, 2023

10.10	[Intentionally Omitted]

10.11+	Demand Response Service Agreement between SPRE Watonga OK, LLC and NuEnergen, LLC dated February 1, 2024

10.12+	ASIC Mining Data Center Field Services Agreement between SPRE Watonga OK, LLC and PaerTree Inc. dated August 14, 2024

10.13	[Intentionally Omitted]

Exhibit No.	Description
10.14+	Electric Service Will Serve Agreement between SPRE Watonga OK, LLC and Oklahoma Gas and Electric Company dated February 14, 2024

10.15	[Intentionally Omitted]

10.16(1)+	Power Purchase Agreement between City of Denton, Texas, DBA Denton Municipal Electric and SPRE Denton TX, LLC dated September 1, 2024

10.17+	Equipment Lease Agreement between The Cloud Minders Inc. and ATFP Cloud SPV I, LP dated January 30, 2025

10.18+	Equipment Lease Agreement between TCM Cloud 1, LLC and ATFP Cloud SPV IV, LP dated December 12, 2024

10.19+	Equipment Lease Agreement between TCM Cloud 1, LLC and ATFP Cloud SPV III, LP dated September 9, 2024

10.20+	First Amended and Restated Equipment Lease Agreement between TCM Cloud 1, LLC and ATFP Cloud SPV I, LP dated September 9, 2024

10.21+	First Amended and Restated Equipment Lease Agreement between TCM Cloud 1, LLC and ATFP Cloud SPV II, LP dated September 9, 2024

10.22+	Second Amended and Restated Profit Share Agreement among ATFP Cloud SPV I, LP, ATFP Cloud SPV II, LP, ATFP Cloud SPV III, LP, ATFP Cloud SPV IV, LP and TCM Cloud 1, LLC dated December 12, 2024

10.23+	Service Agreement by and between The Cloud Minders and Alder Technology, LLC, dated September 1, 2023

10.24	[Intentionally Omitted]

10.25	[Intentionally Omitted]

10.26	[Intentionally Omitted]

10.27+	Office Lease Agreement between Biltmore Technology Square, LLC and QumulusAI, Inc., dated April 24, 2026

10.28+	Surface Lease Agreement between TOM-STACK, LLC and SPRE WATONGA OK, LLC, effective January 12, 2024

10.29+	Lease Agreement between City of Denton and SPRE Denton TX, LLC, dated September 1, 2024

10.30+	Master Services Agreement, by and between The Cloud Minders, Inc. and H5 Data Centers, LLC, dated December 9, 2024

10.31+	Amended and Restated Collateralized Line of Credit between Trailhead Growth, LP and Global Digital Holdings, dated April 26, 2024

10.32+	Amended and Restated Loan and Security Agreement between Trailhead Growth, LP and Global Digital Holdings, dated April 26, 2024

10.33+	Global Digital Holdings, Inc. Convertible Promissory Note between Global Digital Holdings, Inc. and The Cloud Minders, LLC, dated November 1, 2023

Exhibit No.	Description
10.34+	Loan and Security Agreement 1-B between WAHA Technologies, Inc. and GC Opportunities 2 Private Fund, LP, dated February 15, 2022, as modified on October 4, 2022

10.35+	Loan Modification Agreement between WAHA Technologies, Inc. and GC Opportunities 2 Private Fund, LP, dated October 4, 2022

10.36+	Interest Only Balloon Note between WAHA Technologies, Inc. and Alder Mortgage Group, LLC, dated April 14, 2022

10.37+	Line of Credit Agreement between Ian Gerard and The Cloud Minders, Inc. dated December 31, 2021

10.38+	Amendment No. 1 to Line of Credit Agreement between Ian Gerard and The Cloud Minders, Inc. dated December 18, 2024

10.39+	Form of Lock-Up Agreement

10.40+	Global Digital Holdings, Inc. 2022 Option Plan

10.41+	Amendment No. 1 to Global Digital Holdings, Inc. 2022 Option Plan

10.42+	Form of Non-Qualified Stock Option Agreement under the Global Digital Holdings, Inc. 2022 Option Plan, as amended

10.43+	Form of Incentive Stock Option Agreement under the Global Digital Holdings, Inc. 2022 Option Plan, as amended

10.44+	QumulusAI, Inc. 2026 Equity Incentive Plan

10.45+	Form of Non-Employee Director Restricted Stock Unit Award Agreement under the QumulusAI, Inc. 2026 Equity Incentive Plan

10.46+	Form of Employee Restricted Stock Unit Award Agreement under the QumulusAI, Inc. 2026 Equity Incentive Plan

10.47+	Form of Employee Performance Stock Unit Award Agreement under the QumulusAI, Inc. 2026 Equity Incentive Plan

10.48+	Form of Employee Incentive Stock Option Award Agreement under the QumulusAI, Inc. 2026 Equity Incentive Plan

10.49+	Form of Employee Non-Qualified Stock Option Award Agreement under the QumulusAI, Inc. 2026 Equity Incentive Plan

10.50+	Compensation Agreement between QumulusAI, Inc. and Michael Maniscalco, dated September 1, 2025

10.51+	Compensation Agreement between QumulusAI, Inc. and Scott Krosnowski, dated September 1, 2025

10.52+	Compensation Agreement between QumulusAI, Inc. and Ankur Chatterjee, dated September 1, 2025

10.53+	Compensation Agreement between QumulusAI, Inc. and Ryan DiRocco, dated September 1, 2025

10.54+	Compensation Agreement between QumulusAI, Inc. and Stephen Hunton, dated September 1, 2025

10.55+	Compensation Agreement between QumulusAI, Inc. and Patrick Gahan, dated September 1, 2025

10.56+	Offer Letter between QumulusAI, Inc. and Steve Gertz, dated December 11, 2025

10.57+	Form of Director and Officer Indemnification Agreement

10.58+	Offer Letter between QumulusAI, Inc. and Andrew Glickler, dated September 4, 2025

10.59(1)+	License and Service Agreement by and between QumulusAI, Inc. and Connected Nation Internet Exchange Point, LLC, dated January 14, 2026.

10.60+	Form of Warrant

10.61(1)+	QumulusAI Subscription Order Form and General Terms and Conditions dated May 11, 2026

10.62(1)+	Securities Purchase Agreement between QumulusAI, Inc. and each of the investors listed on the Schedule of Buyers attached thereto, dated March 26, 2026

10.63(1)+	Form of Senior Secured Convertible Note

10.64(1)+	Security and Pledge Agreement between QumulusAI, Inc. and the Collateral Agent party thereto, dated March 26, 2026

10.65(1)+	Securities Purchase Agreement between QumulusAI, Inc. and each of the investors listed on the Schedule of Buyers attached thereto, dated June 2026

10.66+	Form of Senior Secured Convertible Note

21.1**	Subsidiaries of QumulusAI, Inc.

23.1+	Consent of Independent Registered Public Accounting Firm, WithumSmith+Brown, PC

23.2+	Consent of Independent Auditors, BPS & Associates, LLC

23.3+	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

107**	Filing Fee Table

*	To be filed by amendment.

**	Filed herewith.

+	Previously filed.

(1)	Confidential portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 1, 2026.

QUMULUSAI, INC.

By:	/s/ Michael Maniscalco
Name:	Michael Maniscalco
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of QumulusAI, Inc., a Georgia corporation, hereby constitute and appoint Michael Maniscalco and Scott Krosnowski, and each of them individually, as the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as an officer/director of the Company, any and all amendments (including post-effective amendments) to this registration statement on Form S-1 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Michael Maniscalco	Chief Executive Officer and Chairman of the Board of Directors	July 1, 2026
Michael Maniscalco	(Principal Executive Officer)

/s/ Scott Krosnowski	Chief Financial Officer	July 1, 2026
Scott Krosnowski	(Principal Financial Officer)

/s/ Andrew Glickler	SVP, Finance	July 1, 2026
Andrew Glickler	(Principal Accounting Officer)

/s/ Homaira Akbari	Director	July 1, 2026
Homaira Akbari

/s/ Patrick Gahan	SVP, Capital Markets and Director	July 1, 2026
Patrick Gahan

/s/ Stacy Kenworthy	Director	July 1, 2026
Stacy Kenworthy

/s/ Michael Mulica	Director	July 1, 2026
Michael Mulica

/s/ David Rench	Director	July 1, 2026
David Rench

/s/ Barry Schwartz	Director	July 1, 2026
Barry Schwartz